UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-A

______________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHESAPEAKE ENERGY CORPORATION*
(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
6.125% Senior Notes due 2021 and guarantees thereof	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-168509

Securities to be registered pursuant to Section 12(g) of the Act:  None

*Includes subsidiaries of Chesapeake Energy Corporation identified on the following pages.

Chesapeake Energy Louisiana Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Marketing, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake E&P Holding Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	27-4485832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Operating, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CHK Holdings Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Diamond Y Enterprise, Incorporated
(Exact name of registrant as specified in its charter)

Pennsylvania	26-0004174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gene D. Yost & Son, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	20-5550602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LA Land Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-4702347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake AEZ Exploration, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	27-2151081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Appalachia, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake-Clements Acquisition, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-8716794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Exploration, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Land Development Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Plaza, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-2692888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Royalty, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake VRT, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-8380083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Compass Manufacturing, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-1455378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

EMLP, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	27-0581428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Empress, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-2809898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gothic Production, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Great Plains Oilfield Rental, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-5654318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hawg Hauling & Disposal, LLC
(Exact name of registrant as specified in its charter)

Delaware	06-1706211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hodges Trucking Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MC Louisiana Minerals, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-3057487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MC Mineral Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MidCon Compression, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nomac Drilling, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-3069548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Northern Michigan Exploration Company, L.L.C.
(Exact name of registrant as specified in its charter)

Michigan	27-2462483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Ventura Refining and Transmission, LLC
(Exact name of registrant as specified in its charter)

Oklahoma	20-4181817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Winter Moon Energy Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	26-1939483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Louisiana, L.P.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Empress Louisiana Properties, L.P.
(Exact name of registrant as specified in its charter)

Texas	20-1993109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 6.125% Senior Notes due 2021 (the “Notes”) issued by Chesapeake Energy Corporation (the “Company”), and the full and unconditional guarantee of the Notes by certain subsidiaries of the Company.  The description of the Notes and related guarantees under the caption “Description of Chesapeake Debt Securities” in the Company’s prospectus filed as part of its registration statement on Form S-3 (No. 333-168509) with the SEC on August 3, 2010 (the “Registration Statement”) and under the caption “Description of Notes” in the Company’s prospectus supplement filed with the SEC on February 9, 2011 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.  Exhibits.

Exhibit No.	Document Description

4.1
Indenture, dated as of August 2, 2010, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).

4.2	Fifth Supplemental Indenture, dated as of February 11, 2011, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 6.125% Senior Note due 2021 (included as Exhibit A to the Fifth Supplemental Indenture filed herewith as Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrants:

CHESAPEAKE ENERGY CORPORATION,

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE ENERGY LOUISIANA CORPORATION,
CHESAPEAKE ENERGY MARKETING, INC.,
CHESAPEAKE E&P HOLDING CORPORATION,
CHESAPEAKE OPERATING, INC.,
CHK HOLDINGS CORPORATION,
DIAMOND Y ENTERPRISE, INCORPORATED,
GENE D. YOST & SON, INC.,
CHESAPEAKE AEZ EXPLORATION, L.L.C.,
CHESAPEAKE APPALACHIA, L.L.C.,
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.,
CHESAPEAKE EXPLORATION, L.L.C.,
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.,
CHESAPEAKE PLAZA, L.L.C.,
CHESAPEAKE ROYALTY, L.L.C.,
CHESAPEAKE VRT, L.L.C.,
COMPASS MANUFACTURING, L.L.C.,
EMLP, L.L.C.
EMPRESS, L.L.C.,
GOTHIC PRODUCTION, L.L.C.,
GREAT PLAINS OILFIELD RENTAL, L.L.C.,
HAWG HAULING & DISPOSAL, LLC,
HODGES TRUCKING COMPANY, L.L.C.,
LA LAND ACQUISITION CORPORATION
MC LOUISIANA MINERALS, L.L.C.,
MC MINERAL COMPANY, L.L.C.,
MIDCON COMPRESSION, L.L.C.,
NOMAC DRILLING, L.L.C.,
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.,
VENTURA REFINING AND TRANSMISSION, LLC,
WINTER MOON ENERGY COMPANY, L.L.C.

For each of the above:

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE LOUISIANA, L.P.,
By: Chesapeake Operating, Inc., its General Partner

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

EMPRESS LOUISIANA PROPERTIES, L.P.,
By: EMLP, L.L.C., its General Partner

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

Date:  February 21, 2011

EXHIBIT INDEX

Exhibit No.	Document Description

4.1
Indenture, dated as of August 2, 2010, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).

4.2	Fifth Supplemental Indenture, dated as of February 11, 2011, by and among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 6.125% Senior Note due 2021 (included as Exhibit A to the Fifth Supplemental Indenture filed herewith as Exhibit 4.2).